                                                                     EXHIBIT 4.2

                        SERVICE CORPORATION INTERNATIONAL
                                    AS ISSUER

                                       AND

                              THE BANK OF NEW YORK
                                   AS TRUSTEE

                                  $250,000,000

                              SERIES A AND SERIES B

                           6.75% SENIOR NOTES DUE 2016

                                      FIRST

                                  SUPPLEMENTAL

                                    INDENTURE

                           --------------------------

                           Dated as of April 14, 2004

                                TABLE OF CONTENTS

ARTICLE I ESTABLISHMENT OF NEW SERIES....................................................    1
     Section 1.01  Establishment of New Series...........................................    1

ARTICLE II DEFINITIONS AND INCORPORATION BY REFERENCE....................................    2
     Section 2.01  Definitions...........................................................    2
     Section 2.02  Other Definitions.....................................................    3

ARTICLE III THE NOTES....................................................................    4
     Section 3.01  Form..................................................................    4
     Section 3.02  Transfer of Transfer Restricted Securities............................    4

ARTICLE IV REDEMPTION....................................................................    4
     Section 4.01  Optional Redemption...................................................    4
     Section 4.02  Mandatory Redemption..................................................    5

ARTICLE V AMENDMENT OF ORIGINAL INDENTURE................................................    5
     Section 5.01  Amendment of Article Five of Original Indenture.......................    5
     Section 5.02  Amendment of Article Eleven of Original Indenture.....................    5

ARTICLE VI MISCELLANEOUS.................................................................    6
     Section 6.01  Integral Part.........................................................    6
     Section 6.02  Additional Interest...................................................    6
     Section 6.03  Adoption, Ratification and Confirmation...............................    6
     Section 6.04  Counterparts..........................................................    6
     Section 6.05  Governing Law.........................................................    6
     Section 6.06  Trustee Makes No Representation.......................................    6

EXHIBIT A:     Form of Note

      FIRST SUPPLEMENTAL INDENTURE dated as of April 14, 2004 (this "Supplemental Indenture") between Service Corporation International, a Texas corporation (the "Issuer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

                              W I T N E S S E T H:

      WHEREAS, the Issuer has heretofore entered into a Senior Indenture, dated as of February 1, 1993 (the "Original Indenture"), with the Trustee;

      WHEREAS, the Original Indenture, as supplemented by this Supplemental Indenture, is herein called the "Indenture";

      WHEREAS, under the Original Indenture, the form and terms of a new series of Securities may at any time be established by a supplemental indenture executed by the Issuer and the Trustee;

      WHEREAS, the Issuer proposes to create under the Indenture a new series of Securities;

      WHEREAS, additional Securities of other series hereafter established, except as may be limited in the Original Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Original Indenture as at the time supplemented and modified; and

      WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture and to make it a valid and binding obligation of the Issuer have been done or performed.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                    ARTICLE I
                           ESTABLISHMENT OF NEW SERIES

      Section 1.01 Establishment of New Series.

            (a) There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Issuer's 6.75% Senior Notes due 2016 (the "Notes"). The Notes shall be issued as either Series A Notes or Series B Notes, and any Notes may have such additional designation.

            (b) There are to be authenticated and delivered the aggregate maximum principal amount of $250,000,000 of the Series A Notes (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.8, 2.9, 2.11, 8.5 or 12.3 of the Original Indenture or this Section and Sections
      3.01 and 3.02 of this Supplemental Indenture). Further, from time to time after the original issue date, Series B Notes may be authenticated and delivered in a principal amount equal to the principal amount of the Series A Notes exchanged therefor pursuant to the Exchange Offer.

            (c) The Notes shall be issued initially in the form of one or more Global Securities in substantially the form set out in Exhibit A hereto. The Depositary with respect to the Notes shall be The Depository Trust Company.

            (d) Each Note shall be dated the date of authentication thereof and shall bear interest as provided in the form of Note in Exhibit A hereto. The date on which principal is payable on the Notes shall be as provided in the form of Note in Exhibit A hereto.

            (e) The record dates for the Notes and the manner of payment of principal and interest on the Notes shall be as provided in the form of
      Note in Exhibit A hereto. The Place of Payment shall be as designated in
      Section 3.2 of the Original Indenture.

            (f) Section 10.1(C) of the Original Indenture shall be applicable to the Notes.

            (g) If and to the extent that the provisions of the Original Indenture are duplicative of, or in contradiction with, the provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern, but solely with respect to the Notes.

                                   ARTICLE II
                   DEFINITIONS AND INCORPORATION BY REFERENCE

      Section 2.01 Definitions. For purposes of this Supplemental Indenture and the Notes, the following terms have the meanings indicated below. All capitalized terms used herein and not otherwise defined below shall have the meanings ascribed thereto in the Original Indenture.

            "Additional Interest" means all additional interest owing on the Notes pursuant to a registration default under the Registration Rights Agreement.

            "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (c) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

            "Exchange Offer" means the offer by the Issuer to the Holders of all outstanding Transfer Restricted Securities to exchange all such outstanding Transfer Restricted Securities held by such Holders for Series B Notes, in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

            "Initial Purchasers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Credit Lyonnais Securities (USA) Inc., Lehman Brothers Inc. and Raymond James & Associates, Inc.

            "Notes" has the meaning assigned to it in Section 1.01(a) hereof, and includes both the Series A Notes and the Series B Notes.

            "Optional Redemption Premium" has the meaning attributed thereto in Exhibit A hereto.

            "Perpetual Care Trust" means a trust established to provide perpetual care or maintenance for any cemetery, mausoleum or columbarium.

            "Pre-Need Trust" means a trust established to hold funds related to the purchase of funeral or cemetery goods or services on a pre-need basis.

            "Registration Rights Agreement" means the Registration Rights Agreement among the Issuer and the Initial Purchasers dated March 30, 2004 relating to the Series A Notes to be issued, as such agreement may be amended or modified from time to time.

            "Resale Restriction Termination Date" means the date which is two years after the later of the original issue date of a Note and the last date on which the Company or any of its Affiliates was the owner of such Note (or any predecessor thereof).

            "Securities Act" means the Securities Act of 1933, as amended.

            "Series A Notes" means the Issuer's 6.75% Series A Senior Notes due 2016 to be issued pursuant to this Supplemental Indenture.

            "Series B Notes" means the Issuer's 6.75% Series B Senior Notes due 2016 to be issued pursuant to the Exchange Offer.

            "Subsidiary" means with respect to any Person: (a) any corporation, association, limited liability company or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (b) any partnership, (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person, or (ii) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof); provided, however, that no Pre-Need Trust or Perpetual Care Trust shall be deemed to be a Subsidiary for purposes of this Supplemental Indenture

            "Transfer Restricted Securities" means any Notes outstanding prior to the Resale Restriction Termination Date with respect to such Notes and which must bear the legend required under Section 3.04 hereof.

      Section 2.02 Other Definitions.

Defined Term                                                                             in Section
------------                                                                             ----------
"IAIs" .........................................................................             3.01

"QIBs" .........................................................................             3.01

"Regulation S"..................................................................             3.01

"Rule 144A".....................................................................             3.01

"U.S. Persons"..................................................................             3.01

                                  ARTICLE III.
                                   THE NOTES

      Section 3.01 Form. The Notes shall be issued initially in the form of one or more Global Securities as Series A Notes, and the Series A Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, the terms of which are incorporated in and made a part of this Supplemental Indenture, and the Issuer and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. The Notes shall be dated the date of their authentication. The Series A Notes constituting Transfer Restricted Securities will be resold initially only to (a) Qualified Institutional Buyers (as such term is defined in Section 144A of the Securities Act) ("QIBs") in reliance on Rule 144A of the Securities Act ("Rule 144A") and (b) Persons other than U.S. Persons (as defined under Regulation S under the Securities Act ("Regulation S")) ("U.S. Persons") in reliance on Regulation S. Thereafter, the Series A Notes may be transferred to, among others, QIBs, purchasers in reliance upon Regulation S and institutional "accredited investors" (as defined in subparagraph (a)(1), (2), (3) or (7) of Rule 501 of the Securities Act ("IAIs")) in accordance with the procedures set forth in Rule 501 of the Securities Act. Pursuant to the terms of the Registration Rights Agreement, upon consummation of the Exchange Offer contemplated thereby, the Series A Notes constituting Transfer Restricted Securities will be exchanged by the Holders for Series B Notes to be issued by the Issuer in accordance with Section 3.02 hereof. The Series B Notes shall be issued initially in the form of one or more Global Securities, and the Series B Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto, but without the first paragraph of the legend appearing on the face thereof.

      Section 3.02 Transfer of Transfer Restricted Securities. Every Note that is a Transfer Restricted Security shall be subject to the restrictions on transfer provided in the legend appearing on the face thereof; provided that the restrictions imposed by the legend upon the transferability of any Note shall cease and terminate when such Note has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto) or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision). Any Note as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Note for exchange to the Registrar, be exchanged for a new Note, of like tenor and aggregate principal amount, which shall not bear the restrictive legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Notes under the Securities Act.

                                   ARTICLE IV
                                   REDEMPTION

      Section 4.01 Optional Redemption.

            (a) At its option, the Issuer may choose to redeem all or any portion of the Notes, at once or from time to time.

            (b) To redeem the Notes, the Issuer must pay a redemption price in an amount determined in accordance with the provisions of the form of Note in Exhibit A hereto.

            (c) Any redemption pursuant to this Section 4.01 shall be made pursuant to the provisions of Sections 12.1 through 12.3 of the Original Indenture.

      Section 4.02 Mandatory Redemption. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes and shall have no obligation to repurchase any Notes at the option of the Holders.

                                    ARTICLE V
                         AMENDMENT OF ORIGINAL INDENTURE

      Section 5.01 Amendment of Article Five of Original Indenture. The first sentence of the first paragraph following Section 5.1(h) of the Original Indenture is hereby amended and restated, but only with respect to the Notes, to read in its entirety as follows:

      "If an Event of Default with respect to Securities of any series then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25 percent in aggregate principal amount of the Securities of such series then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the unpaid principal amount (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all the Securities of such series and the Optional Redemption Premium, if any, and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable."

      Section 5.02 Amendment of Article Eleven of Original Indenture. Article Eleven of the Original Indenture is hereby amended, but only with respect to the Notes, by the addition of the following new Section at the end thereof:

      "Section 11.11 Usury. It is the intent of the parties in the execution and performance of the Notes and the Indenture to contract in strict compliance with applicable usury laws from time to time in effect. The Issuer and the Trustee on behalf of the Holders stipulate and agree that none of the terms in the Notes or the Indenture are intended or shall ever be construed to create a contract to pay interest in an amount in excess of the maximum nonusurious amount or at a rate in excess of the highest lawful rate. In the event any payment includes any such excess interest, the Issuer stipulates that such excess interest shall have been paid as a result of error on the part of the Trustee and the Issuer."

                                   ARTICLE VI
                                  MISCELLANEOUS

      Section 6.01 Integral Part. This Supplemental Indenture constitutes an integral part of the Indenture.

      Section 6.02 Additional Interest. In relation to the Notes, all references to "interest" in the Original Indenture and in the Notes shall be deemed to include Additional Interest, if any, unless the context otherwise requires.

      Section 6.03 Adoption, Ratification and Confirmation. The Original Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

      Section 6.04 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

      Section 6.05 Governing Law. THIS SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

      Section 6.06 Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The recitals and statements herein are deemed to be those of the Issuer and not of the Trustee.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the parties hereto have executed this Supplemental Indenture on the date first set forth above.

                                       ISSUER:

                                       SERVICE CORPORATION INTERNATIONAL

                                       By: /s/ Jeffrey E. Curtiss
                                           -------------------------------------

                                           Jeffrey E. Curtiss
                                           Senior Vice President, Chief
                                           Financial Officer and Treasurer

                                       TRUSTEE:

                                       THE BANK OF NEW YORK, as Trustee

                                       By: /s/ Van Brown
                                           -------------------------------------

                                           Name: Van Brown

                                           Title:

                                                                       Exhibit A

                               [FACE OF SECURITY]

      [THE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A")) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY OF ITS AFFILIATES WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF THIS
NOTE) ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, INSIDE THE UNITED STATES, TO A PERSON IT REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A,
(D) OUTSIDE THE UNITED STATES PURSUANT TO OFFERS AND SALES TO NON-U. S. PERSONS IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (I) PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (II) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. AS USED HEREIN, THE TERMS "UNITED STATES," "OFFSHORE TRANSACTION" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.] (1)

      [UNLESS AND UNTIL THIS GLOBAL SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR THE NOTES IN DEFINITIVE REGISTERED FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY (AS DEFINED

------------------
(1) To be included on Transfer Restricted Securities only.

                                                                       Exhibit A

IN THE INDENTURE) TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.] (2)

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.] (3)

NO. ______________                                          U.S. $______________
CUSIP ____________

                        SERVICE CORPORATION INTERNATIONAL

                    6.75% SERIES [A][B] SENIOR NOTES DUE 2016

      SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Issuer"), for value received, hereby promises to pay to ___________ or registered assigns, at the office or agency of the Issuer, the principal sum of $______________ U.S. dollars on April 1, 2016 in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest at an annual rate of 6.75% payable on April 1 and October 1 in each year, to the person or persons in whose name the Note is registered at the close of business on the record date for such interest which shall be the preceding March 15 or September 15 (whether or not such record date is a Business Day (as defined in the Indenture)), respectively, commencing October 1, 2004, with interest payable on October 1, 2004 consisting of interest accrued from April 14, 2004.

      Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

-------------------
(2) To be included only if the Note is issued in global form.

(3) To be included only if the Note is issued in global form.

                                                                       Exhibit A

      The statements set forth in the legend set forth above are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend, if any.

      This Note is issued in respect of an issue of an aggregate of U.S. $250,000,000 principal amount of 6.75% Senior Notes due 2016 of the Issuer and is governed by the Senior Indenture dated as of February 1, 1993 (the "Original Indenture"), duly executed and delivered by the Issuer to The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture dated as of April 14, 2004 (the "Supplemental Indenture" and, together with the Original Indenture, the "Indenture"). The terms of the Indenture are incorporated herein by reference. This Note shall in all respects be entitled to the same benefits as definitive Notes under the Indenture.

      If and to the extent that any provision of the Indenture limits, qualifies, or conflicts with any other provision of the Indenture which is required to be included in the Indenture by any of Sections 310 to 317, inclusive, or is deemed applicable to the Indenture by virtue of the provisions, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

      The Issuer hereby irrevocably undertakes to the Holder hereof to exchange this Note in accordance with the terms of the Indenture without charge.

      This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been mutually signed by the Trustee under the Indenture.

                                                                       Exhibit A

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed under its corporate seal.

                                       SERVICE CORPORATION INTERNATIONAL

                                       By: _____________________________________
                                           Name:
                                           Title:
Corporate Seal

Attest:

By: __________________________________
    Name:
    Title:

                          CERTIFICATE OF AUTHENTICATION

      This is one of the Notes of the series designated herein referred to in the within-mentioned Indenture.

Dated: _________, 2004

                                       THE BANK OF NEW YORK, as Trustee

                                       By: _____________________________________
                                           Authorized Signatory

                                                                       Exhibit A

                           [REVERSE SIDE OF SECURITY]

                        SERVICE CORPORATION INTERNATIONAL

                    6.75% SERIES [A][B] SENIOR NOTES DUE 2016

      This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Issuer (the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities. The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different sinking, purchase or analogous funds (if any) and may otherwise vary as provided in the Indenture. This Note is one of a series designated as the 6.75% Senior Notes due 2016 of the Issuer, limited in aggregate principal amount to $250,000,000.

      If an Event of Default with respect to the Notes then Outstanding occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then Outstanding, by notice in writing to the Issuer (and to the Trustee if given by Holders), may declare the unpaid principal amount of all the Notes and the Optional Redemption Premium, if any, and the interest, if any, accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. Notwithstanding the preceding sentence, however, if at any time after the unpaid principal amount of the Notes shall have been so declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as provided in the Indenture, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest, if any, upon all of the Notes and the principal of any and all the Notes with shall have become due otherwise than by acceleration and the reasonable compensation, disbursements, expenses and advances of the Trustee, and any and all defaults under the Indenture, other than the nonpayment of such portion of the principal amount of and accrued interest, if any, on the Notes which shall become due by acceleration, shall have been cured or shall have been waived or provision deemed by the Trustee to be adequate shall have been made therefor - then in every such case the Holders of a majority in aggregate principal amount of the Notes then Outstanding, by written notice to the Issuer and to the Trustee, may rescind and annul such declaration and its consequences; but no such recession and annulment shall extend to or shall affect any subsequent default, or shall impair any right consequent thereon.

      The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of any series affected, evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental

                                                                       Exhibit A

indenture shall (i) extend the final maturity of any Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of any interest thereon, reduce or alter the method of computation of any amount payable on redemption thereof, change the coin or currency in which principal and interest are payable, or impair or affect the rights of any Holder to institute suit for the payment thereof, without the consent of the Holder of each Security so affected, or (ii) reduce the aforesaid percentage of Securities of any series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holder of each Security affected. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of 66-2/3% in aggregate principal amount then Outstanding of the Securities of such series may be on behalf of the Holders of all the Securities of such series waive any such past default or Event of Default and its consequences. The preceding sentence shall not, however, apply to a default in the payment of the principal of or interest on any of the Securities of such series. Any such consent or waiver by the Holder of this Note (unless revoked or provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.

      The Notes will be redeemable, in whole or in part, at our option at any time, upon at least 30 days' and not more than 60 days' notice to the Holders, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points (the greater of (1) and (2), the "Optional Redemption Premium"), plus in each case, accrued interest thereon to the date of redemption.

      "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

      "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

      "Quotation Agent" means the Reference Treasury Dealer appointed by the Issuer.

                                                                       Exhibit A

      "Reference Treasury Dealer" means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated (and its successors) and any other nationally recognized investment banking firm that is a primary U.S. government securities dealer specified from time to time by the Issuer.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Issuer, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer as of 5:00 p.m., New York time, on the third Business Day preceding the redemption date.

      No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

      The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the registered Holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal hereof and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

      No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, past, present or future stockholder, officer or director, as such of the Issuer or of any successor, either directly or through the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Security by the Holder and as part of the consideration for the issue of the Security.

      Interest shall be calculated on the basis of a 360-day year consisting of 12 months of 30 days each.

      This Note shall be construed in accordance with and governed by the laws of the State of Texas.

      Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

                                                                       Exhibit A

                SCHEDULE OF TRANSFERS AND EXCHANGES OF INTERESTS
                             IN THE GLOBAL SECURITY

      The following exchanges of a part of this Global Security for an interest in another Global Security, or exchanges of a part of another Global Security for an interest in this Global Security, have been made:

                                                                     Principal Amount at
                                                                           Maturity             Signature of
                   Amount of Decrease in    Amount of Increase in   of this Global Security  Authorized Officer
                     Principal Amount         Principal Amount          Following such          of Trustee or
Date of Exchange  of this Global Security  of this Global Security  Decrease (or Increase)        Custodian
----------------  -----------------------  -----------------------  -----------------------  ------------------

          CERTIFICATE OF TRANSFER TO BE DELIVERED UPON REGISTRATION OF
                    TRANSFER OR EXCHANGE OF RESTRICTED NOTES (4)

To:   Service Corporation International
      1929 Allen Parkway
      Houston, Texas 77019

      Re: 6.75% Senior Notes due 2016 (CUSIP:______________) (the "Notes") of Service Corporation International (the "Company").

This certificate of transfer relates to $_________________ principal amount of Notes beneficially owned by ____________________ (the "Transferor") in (check applicable box):

             [ ]    book-entry or     [ ]    certificated form

      The Transferor has requested a Registrar or the Trustee of the Notes to exchange or register the transfer of such Notes (the "Surrendered Notes").

      In connection with any transfer of any of the Notes (1) within the period prior to the second anniversary of the original issuance of the Notes or (2) if the above-named Transferor is an affiliate of the Company during the three months immediately preceding the date hereof at any time after expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies the Transferor is familiar with transfer restrictions relating to the Notes, and with respect to $_________________ principal amount of the above-captioned Notes presented or surrendered on the date hereof (the "Surrendered Notes") for registration of transfer or exchange where the Notes deliverable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Notes for the reason checked below:

      [ ]   A transfer of the Surrendered Notes is made to the Company; or

      [ ] The transfer of the Surrendered Notes is pursuant to an effective registration statement under the Securities Act; or

      [ ] The transfer of the Surrendered Notes complies with Rule 144A under the Securities Act and is to a person whom the Transferor reasonably believes is a Qualified Institutional Buyer (as defined in Rule
            144A) purchasing for its own account or the

------------------
(4) This certificate should only be included if this Security is a Restricted Security.

                                                                       Exhibit A

            account of a Qualified Institutional Buyer and to whom notice has been given that such transfer of the Surrendered Notes is being made in reliance on Rule 144A; or

      [ ] The transfer of the Surrendered Notes is to an institutional Accredited Investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and the Transferor further certifies that the transfer complies with the applicable transfer restrictions and the requirements of the exemptions claimed, which certification is supported by a certificate executed by the transferee in the form approved by the Issuer (which may be obtained from the Trustee); or

      [ ] The transfer of the Surrendered Notes is to a non-U.S. Person in an offshore transaction in accordance with Regulation S under the Securities Act;

and, in each case, that such transfer complies with all applicable securities laws of the States and the United States. Unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Notes are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

      [ ]   The transferee is an Affiliate of the Company.

            Date: ____________________

                                              __________________________________
                                                                    Signature(s)

      (If the registered owner is a corporation, partnership or fiduciary, the title of the Person signing on behalf of such registered owner must be stated.)

                Signature Guaranteed

                _______________________________________
                Participant in a Recognized Signature
                Guarantee Medallion Program

                By: _____________________________
                       Authorized Signatory